===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Dastastream Systems, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO OF DATASTREAM]

                           DATASTREAM SYSTEMS, INC.
                              50 Datastream Plaza
                       Greenville, South Carolina  29605
                                 (864) 422-5001

                                                                     May 4, 2001



Dear Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Datastream Systems, Inc., which will be held at 2:00 p.m. on Friday, June 8, 2001 at The Embassy Suites Hotel, 670 Verdae Boulevard, Greenville, South Carolina 29607.

     The principal business of the meeting will be to: (i) elect two directors to Class II of the Company's Board of Directors, to serve a three-year term expiring in the year 2004; and (ii) to transact such other business as may properly come before the meeting. During the meeting, we will also review the results of the past fiscal year and report on significant aspects of our operations during the first quarter of fiscal 2001.

     Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the postage prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

                                Sincerely yours,


                                /s/ Larry G. Blackwell
                                ----------------------
                                Larry G. Blackwell
                                Chairman, President and Chief Executive Officer

                           DATASTREAM SYSTEMS, INC.
                              50 Datastream Plaza
                       Greenville, South Carolina 29605


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 2001 Annual Meeting of Stockholders of Datastream Systems, Inc. will be held at 2:00 p.m. on Friday, June 8, 2001 at The Embassy Suites Hotel, 670 Verdae Boulevard, Greenville, South Carolina 29607. The meeting is called for the following purposes:

     (1) To elect two directors to Class II of the Company's Board of Directors, to serve a three-year term expiring in the year 2004; and

     (2) To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 24, 2001 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

                                 By Order of the Board of Directors,

                                 /s/ Larry G. BLackwell
                                 ----------------------
                                 Larry G. Blackwell
                                 Chairman, President and Chief Executive Officer

Greenville, South Carolina
May 4, 2001


            IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE
          REQUESTED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY
                 CARD SO THAT YOUR SHARES WILL BE REPRESENTED.

                           DATASTREAM SYSTEMS, INC.
                              50 Datastream Plaza
                       Greenville, South Carolina 29605


                                PROXY STATEMENT

     This Proxy Statement is furnished by and on behalf of the Board of Directors of Datastream Systems, Inc. (the "Company") in connection with the solicitation of proxies for use at the 2001 Annual Meeting of Stockholders of the Company to be held at 2:00 p.m. on Friday, June 8, 2001 at The Embassy Suites Hotel, 670 Verdae Boulevard, Greenville, South Carolina 29607, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be first mailed on or about May 4, 2001 to the Company's stockholders of record on the Record Date, as defined below.

            THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN, DATE AND
                 RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE
                           PREPAID ENVELOPE PROVIDED.

                            SHARES ENTITLED TO VOTE

     If the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, $.01 par value per share (the "Common Stock"), represented thereby will be voted as specified by the stockholder or stockholders granting the proxy. However, if the proxy card is executed and returned (and not revoked) prior to the Annual Meeting and no voting instructions are specified, the shares of Common Stock represented thereby will be voted (i) FOR the election as director of the nominees listed in this Proxy Statement, and (ii) if the Company did not have notice on or before March 25, 2001 of any matters properly brought before the meeting, in the sole discretion of the proxies as to such matters. The submission of a signed proxy will not affect a stockholder's right to attend and to vote in person at the Annual Meeting. A stockholder who executes a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either a written revocation or an executed proxy bearing a later date or by attending and voting in person at the Annual Meeting.

     Only holders of record of Common Stock as of the close of business on April 24, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 20,511,955 shares of Common Stock (the "Shares") outstanding. Holders of Shares authorized to vote are entitled to cast one vote per Share on all matters. The holders of a majority of the Shares outstanding and entitled to vote must be present in person or represented by proxy to constitute a quorum. Shares as to which authority to vote is withheld and abstentions will be counted in determining whether a quorum exists.

     Under Delaware law, directors are elected by the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote in the election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors.

     Any other matter that may properly come before the Annual Meeting requires the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on such matter at a meeting at which a quorum is present. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of votes against such proposals. Broker non-votes, those shares held by a broker or nominee as to which such broker or nominee does not have discretionary voting power, would not be counted as votes for or against approval of such matters.

     With respect to any other matters that may come before the Annual Meeting, if proxies are executed and returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in the best interests of the Company and its stockholders.

                       PROPOSAL I - ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a classified Board of Directors. Pursuant to the Certificate of Incorporation, the Board of Directors must be separated into three classes, each consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The number of directors of the Company is currently set at six, and accordingly, each class of directors consists of two directors. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of office of the directors in Class II, Richard T. Brock and Ira D. Cohen, expires at the Annual Meeting. The Board of Directors proposes that Messrs. Brock and Cohen be re-elected to Class II for a new term of three years expiring in 2004 and until their successors are duly elected and qualified.

     All Shares represented by properly executed proxies received in response to this solicitation will be voted in connection with the election of the Class II directors as specified therein by the stockholders. Unless otherwise specified in the proxy, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of Messrs. Brock and Cohen to the Board of Directors. Both Messrs. Brock and Cohen have consented to serve as a director of the Company if elected. If at the time of the Annual Meeting either or both of the nominees are unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card may be exercised to vote for a substitute candidate or candidates designated by the Board of Directors.

     Stockholders may withhold their votes from the nominees by so indicating in the appropriate box provided on the enclosed proxy card.

Director Nominees Biographical Information

     Set forth below is certain biographical information furnished to the Company by its directors, including Richard T. Brock and Ira D. Cohen, the director nominees for the Company's Class II directorships. Messrs. Brock and Cohen currently serve as directors of the Company.


RICHARD T. BROCK
Age:  53
Class II Director - Term Expires 2001

     Mr. Brock has served as a director of the Company since August 1993. In 1984, Mr. Brock founded the predecessor of Firstwave Technologies, Inc., a publicly-held provider of sales and marketing automation software, for which he has served in various capacities, including Chief Executive Officer and President, since 1984. He currently serves as President and Chief Executive Officer and as a director of Firstwave Technologies. He is also the founding partner of Brock Capital Partners, a privately-held venture capital fund. He also founded and formerly served as Chief Executive Officer of Management Control Systems, Inc. Mr. Brock is a nationally-recognized developer, author and speaker on sales, marketing and service automation and business development strategy. Mr. Brock received a Bachelor of Science degree in Accounting from Spring Hill College and a Masters in Business Administration from Louisiana State University. He is also a certified public accountant.


IRA D. COHEN
Age:  49
Class II Director - Term Expires 2001

     Mr. Cohen has been a director of the Company since February 1995. Since 1988, Mr. Cohen has served as a Managing Director of Updata Capital, Inc., an investment banking firm he co-founded which focuses on mergers and acquisitions in the information technology industry. Mr. Cohen also co-founded Updata Software, Inc., and from 1986 to 1988 served as that company's Chief Financial Officer. In addition, Mr. Cohen is a Principal with two related venture funds:
Fallen Angel Equity and Updata Venture Fund. Mr. Cohen is also a director of Alphanet Solutions, Inc. and several privately held companies. He holds a Bachelor of Science degree in Accounting from City University of New York, Herbert H. Lehman College, and he is a registered certified public accountant in New York and New Jersey.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION AS
         DIRECTOR OF THE NOMINEES NAMED ABOVE IN THE CLASS NOTED ABOVE.

Biographical Information Concerning Other Directors

LARRY G. BLACKWELL
Age:  60
Class III Director - Term Expires 2002

     Dr. Blackwell, the founder of the Company, has served as Chairman of the Board, Chief Executive Officer and President of the Company from its inception in 1986. Prior to founding the Company, he was President of the Datastream Systems Division of a subsidiary of Wisconsin Power & Light. He also co-founded and formerly served as Chairman of the Board of EDI Technology Companies, an environmental process engineering consulting company. Dr. Blackwell holds a Bachelor of Science degree in Engineering from the University of Mississippi, a Master of Science degree from the Georgia Institute of Technology and a Ph.D. in Environmental Systems Engineering from Clemson University. Dr. Blackwell is a registered Professional Engineer in Illinois, Pennsylvania and South Carolina and was named Inc. magazine's 1994 "Entrepreneur of the Year" in the Master Entrepreneur category for the State of South Carolina. Dr. Blackwell is the father-in-law of W. Scott Millwood, an executive officer of the Company.


JOHN M. STERLING, JR.
Age:  63
Class III Director - Term Expires 2002

     Mr. Sterling has served as a director of the Company since February 1986. He has also served as the Chairman of the Board of Directors of HomeGold Financial, Inc. (formerly Emergent Group, Inc.) since December 1990. He served as President of HomeGold from December 1990 to August 1996 and as its Chief Executive Officer from December 1990 until May 2000. Mr. Sterling also served as President of Palmetto Seed Capital Corp. from September 1993 to October 1998 and served as a General Partner of Reedy River Ventures Limited Partnership from 1981 until August 1995. Reedy River provided venture capital financing to the Company to fund its early development, and Mr. Sterling originally served on the Board of Directors of the Company pursuant to that relationship. Mr. Sterling is the father of John M. Sterling, III, an executive officer of the Company.
Mr. Sterling holds a Bachelor of Science degree in Civil Engineering from The Citadel and a Masters in Business Administration from The Darden Graduate School of Business, University of Virginia.


JAMES R. TALTON, JR.
Age:  58
Class I Director- Term Expires 2003

     Mr. Talton has served as a director of the Company since March 2001. He currently serves as Chairman of the Board of Directors for Impact Design Build, Inc., a real estate development company, and has served in that capacity since January 2000. From July 1999 to January 2000, Mr. Talton served as a Vice President for Impact. From July 1986 until July 1999, Mr. Talton served as the Managing Partner of KPMG LLP's Raleigh, North Carolina office. KPMG LLP is an international accounting and consulting firm. From October 1979 until June 1986, he served as Managing Partner of KPMG's Greenville, South Carolina office. Mr. Talton received a Bachelor of Science degree in Accounting from East Carolina University.


KENNETH D. TRACY
Age:  58
Class I Director - Term Expires 2003

     Dr. Tracy has served as a director of the Company since 1990. He retired from Warner-Lambert in September 2000, where he served as Vice President of Environmental Technology, a position he held since February 1991. From 1984 to 1991, he held positions of increasing responsibility with Air Products and Chemicals, Inc., including Director of Research from January 1990 to February 1991. Prior to joining Air Products, Dr. Tracy was a principal in EDI Technology Companies, where he was involved with process engineering consulting as well as software design and sales. Dr. Tracy holds Bachelor of Science and Master of Science degrees in Engineering from Pennsylvania State University and a Ph.D. in Environmental Systems from Clemson University.

Additional Information Concerning The Board Of Directors

     On March 16, 2001, the Board of Directors increased the number of the Company's directors from five (5) to six (6), which created a vacancy in Class I of the Company's three classes of directors. On the same date, the Board of Directors appointed Mr. James R. Talton, Jr. to fill the vacancy on the Board of Directors.

     The Company's Board of Directors held 4 meetings during fiscal 2000.
During fiscal 2000, the Board maintained two standing committees, an Audit Committee and a Compensation Committee, but did not have a Nominating Committee. No director attended less than 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served that were held during fiscal 2000.

     Committees of the Board of Directors. The Audit Committee reviews and makes recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. In fiscal 2000, the Audit Committee consisted of Messrs. Brock, Cohen (Chairman) and Tracy. In fiscal 2000, the Audit Committee held 4 meetings. A report of the 2000 Audit Committee is included herein beginning on page 7. For fiscal 2001, the Audit Committee consists of Messrs. Brock, Cohen (Chairman) and Talton. The Audit Committee operates under a written charter initially adopted by the Board of Directors on June 9, 2000 and amended and restated on March 16, 2001, which is included as Appendix A to this proxy statement. All members of the Company's Audit Committee in 2000 and 2001 were and are "independent," as defined in Rule 4200(a)(15) of the National Association of Securities Dealer's listing standards.

     The Compensation Committee makes recommendations to the Board of Directors regarding compensation arrangements for senior management of the Company (including annual bonus compensation), recommendations concerning the adoption of any compensation plans in which management is eligible to participate and grants of stock options or other benefits under such plans. In fiscal 2000, the Compensation Committee consisted of Messrs. Brock (Chairman), Sterling (Jr.) and Tracy. The Compensation Committee held one meeting in fiscal 2000. For fiscal 2001, the Compensation Committee consists of Messrs. Brock (Chairman), Sterling (Jr.) and Talton.

     Compensation of Directors. The Company's Board of Directors is currently comprised of six members. In fiscal 2000, non-management directors received an annual retainer of $7,000 and were reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. The Company has also adopted a Stock Option Plan for Directors, which provides for a grant of an option to purchase 9,000 shares of Common Stock to non-management directors when they join the board and then an annual grant of options to purchase 2,000 shares of Common Stock to such directors thereafter.

                         REPORT OF THE AUDIT COMMITTEE

     The following report of the Audit Committee does not constitute "soliciting material" and should not be deemed to be "filed" with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter initially adopted by the Board of Directors on June 9, 2000 and amended and restated on March 16, 2001, which is included as Appendix A to this proxy statement. This report reviews the actions taken by the Audit Committee with regard to the Company's financial reporting process during 2000 and particularly with regard to the Company's audited consolidated financial statements as of December 31, 2000 and 1999 and for the three years in the period ended December 31, 2000. The Audit Committee is composed solely of independent directors, as that term is defined by the National Association of Securities Dealers, Inc.

     The Company's management has primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The committee oversees these processes and recommends annually to the Board of Directors the accountants to serve as the Company's independent auditors for the coming year.

     The Audit Committee has implemented procedures that guide its activities during the course of each fiscal year and which are designed for it to devote the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met four times during 2000.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K for 2000, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee also reviewed with the Company's independent auditors, KPMG LLP, their judgments as to the quality (rather than just the acceptability) of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received from the independent auditors, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, (i) a written disclosure, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's independence, and (ii) a letter from the independent auditor confirming that, in its professional judgment, it is independent of the Company. In addition, the Audit Committee discussed with KPMG LLP their independence from management and the Company, including the matters in the written disclosures required of KPMG LLP by Independence Standards Board Standard No. 1. The Audit Committee also considered whether the provision of services during 2000 by KPMG LLP that were unrelated to their audit of the financial statements referred to above and to their reviews of the Company's interim financial statements during 2000 is compatible with maintaining KPMG's independence.

     Additionally, the Audit Committee discussed with the Company's independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2000 for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors that the Company retain KPMG LLP as the Company's independent auditors for 2001.


                              2000 Audit Committee:

                              Ira D. Cohen, Chairman
                              Richard T. Brock, Member
                              Kenneth D. Tracy, Member


March 16, 2001

Executive Officers

     The executive officers of the Company serve at the discretion of the Board of Directors and presently include Dr. Blackwell, Ralph T. Carter, C. Alex Estevez, W. Scott Millwood, and John M. Sterling, III. See "Biographical Information Concerning Other Directors" for information about Dr. Blackwell.


RALPH T. CARTER
Chief Operating Officer
Age:  38

     Mr. Carter joined the Company as its Chief Operating Officer in August 2000. Prior to joining the Company, Mr. Carter served as Vice President-North American Sales for Honeywell International from October 1999 until July 2000. From August 1998 until October 1999 he served as Vice President-Americas Field Operations for Honeywell-Measurex and from December 1997 until August 1998 he served as its Director-North American Field Operations. From 1994 to 1997, Mr. Carter served as Regional Manager-Northeast for Measurex Corporation. Mr. Carter holds a Bachelor of Science degree in Chemical Engineering from the University of Maine.


C. ALEX ESTEVEZ
Chief Financial Officer
Age:  30

     Mr. Estevez was named Chief Financial Officer of the Company in April 1999. Prior to that time, he served as the Company's Vice President of Corporate Development from June 1998 until April 1999 and as the Director of Planning from June 1997 to June 1998. Prior to joining the Company, Mr. Estevez worked in the investment banking technology group at Raymond James & Associates from September 1992 through June 1995, where he focused on technology-based mergers and acquisitions and equity offerings, including the Company's initial public offering. From June to August 1996, he was an associate with Deloitte & Touche LLP. Mr. Estevez holds an A.B. degree from Harvard College and attended the J.L. Kellogg Graduate School of Management, Northwestern University from September 1995 through May 1997, where he received a Masters of Management (M.B.A.) in Finance and Strategy.


W. SCOTT MILLWOOD
Executive Vice President, Sales and Marketing
Age:  37

     Mr. Millwood has served as Executive Vice President, Sales and Marketing since January of 2000. Prior to that time, Mr. Millwood served as the Company's Vice President of Operations from October of 1998 to January 2000. Prior to becoming Vice President of Operations, Mr.

Millwood served as the Company's Vice President of Corporate Sales from August 1995 to October 1998. Prior to joining the Company in 1995, Mr. Millwood served as regional manager for PowerCerv Corporation, a manufacturing ERP company and as a vertical market manager for Peregrine Systems, Inc. (formerly Harbinger Corporation.) Mr. Millwood holds a Bachelor of Science in Economics from Clemson University and a Masters in Business Administration from Georgia State University. Mr. Millwood is the son-in-law of Larry G. Blackwell, Chairman of the Board, Chief Executive Officer and President of the Company.


JOHN M. STERLING, III
Executive Vice President, Business Development
Age:  39

     Mr. Sterling has served as Executive Vice President, Business Development since October 2000. Prior to that time, he served as the President of iProcure, a division of the Company, from January 2000 until October 2000. Prior to being named President of iProcure, he served as the Company's Vice President of Electronic Commerce from February 1999 to December 1999. Before being named Vice President of Electronic Commerce, Mr. Sterling served as the Company's Vice President of International from September 1997 to January 1999, overseeing the Company's international operations. Prior to holding such position, Mr. Sterling served as the Company's Managing Director of European Operations from February through August 1997. Mr. Sterling also served as the Company's Vice President of Sales from 1986 to January 1997. Prior to joining Datastream, Mr. Sterling was a Regional Sales Manager for Silicon Valley Products in San Mateo, California. Mr. Sterling holds a Bachelor of Science degree in Political Science from The Citadel. Mr. Sterling is the son of John M. Sterling, Jr., one of the Company's directors.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the SEC and the National Association of Securities Dealers, Inc. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers and greater than 10% stockholders complied during fiscal 2000 with all applicable Section 16(a) filing requirements.

Beneficial Ownership Of Common Stock

     The following table sets forth information concerning (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors of the Company, (iii) the executive officers of the Company named in the Summary Compensation Table included elsewhere herein and (iv) all directors and executive officers of the Company as a group. Such information is provided as of April 20, 2001. According to rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.


                                             Amount and Nature       Percent
Name of Beneficial Owner                  of Beneficial Ownership    of Class
-----------------------                   -----------------------    --------

Larry G. Blackwell.......................       3,572,509(1)           17.3%
Ralph T. Carter..........................               0                 *
C. Alex Estevez..........................          75,776(2)              *
W. Scott Millwood........................          94,700(3)              *
John M. Sterling, III....................         540,668(4)            2.6%
Richard T. Brock.........................          22,000(5)              *
Ira D. Cohen.............................           9,000(6)              *
John M. Sterling, Jr.....................         147,072(7)              *
James R. Talton, Jr......................             915(8)              *
Kenneth D. Tracy.........................          20,000(9)              *
All current directors and
executive officers
as a group (10 persons)..................       4,482,640(10)          21.4%

Other Stockholders
Brown Capital Management, Inc.(11).......       2,316,300              11.3%
Eagle Asset Management, Inc.(12).........       1,339,370               6.5%
Lord, Abbett & Co.(13)...................       2,052,283              10.0%

-------------------------------
(1) Includes 64,465 shares of Common Stock subject to options exercisable on or within 60 days after April 20, 2001. Dr. Blackwell's address is that of the Company.
(2) Includes 75,600 shares of Common Stock subject to options exercisable on or within 60 days after April 20, 2001.
(3) Includes 84,500 shares of Common Stock subject to options exercisable on or within 60 days after April 20, 2001, 7,220 shares held in joint ownership with his spouse, 1,000 shares held by his spouse individually and 1,980 shares held by his minor son. Mr. Millwood disclaims beneficial ownership of the securities held by his spouse individually and held by his son.
(4) Includes 160,765 shares of Common Stock subject to options exercisable on or within 60 days after April 20, 2001.
(5) Includes 18,000 shares of Common Stock subject to options exercisable on or within 60 days after April 20, 2001.

(6) Represents 9,000 shares of Common Stock subject to options exercisable on or within 60 days after April 20, 2001.
(7) Represents 18,000 shares of Common Stock subject to options exercisable on or within 60 days after April 20, 2001, and 129,072 shares of Common Stock held by Mr. Sterling's spouse.
(8) Includes 300 shares held individually by his spouse, of which Mr. Talton disclaims beneficial ownership.
(9) Includes 18,000 shares of Common Stock subject to options exercisable on or within 60 days after April 20, 2001, and 2,000 shares of Common Stock to which Dr. Tracy shares voting and investment power with his spouse.
(10) Includes 448,330 shares of Common Stock subject to options exercisable on or within 60 days after April 20, 2001.
(11) The business address of Brown Capital Management, Inc. is 1201 N. Calvert Street, Baltimore, Maryland 21202. The numbers reported were derived from a Schedule 13G executed by Brown Capital Management on February 14 , 2001 and filed with the Securities and Exchange Commission on February 15, 2001. According to the Schedule 13G, all of the shares of the Common Stock are owned by various investment advisory clients of Brown Capital Management, Inc. Brown Capital Management, Inc. has both investment and voting power over such shares. No individual client of Brown Capital Management holds more than five percent of the class.
(12) The business address of Eagle Asset Management, Inc. is 880 Carillon Parkway, St. Petersburg, Florida 33716. The numbers reported were derived from a Schedule 13G executed by Eagle Asset Management on January 5, 2001 and filed with the Securities and Exchange Commission on January 10, 2001.
(13) The business address of Lord, Abbett & Co. is 90 Hudson Street, Jersey City, New Jersey 07302. The numbers reported were derived from a Schedule 13G executed by Lord, Abbett & Co. and filed with the Securities and Exchange Commission on January 19, 2001.

                             EXECUTIVE COMPENSATION

    Pursuant to SEC rules for proxy statement disclosure of executive compensation, the Compensation Committee of the Board of Directors of the Company has prepared the following Report on executive compensation. The Committee intends that this report describe the executive compensation program of the Company in 2000, including the policies of the program. This report also discusses the bases for compensation paid to the Company's Chief Executive Officer, Dr. Larry G. Blackwell, during 2000.

Report On Executive Compensation

    The Compensation Committee members in 2000 were Messrs. Brock (who served as Chairman), Sterling (Jr.) and Tracy. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers, as well as administering the Company's Employee Stock Purchase Plan and other stock option plans. Each member of the Compensation Committee in 2000 was a non-employee director. For 2001, the Compensation Committee includes Messrs. Brock (who continues to serve as Chairman), Sterling (Jr.) and Talton, each of whom is a non-employee director.

    Compensation Policy. The Compensation Committee meets at least annually to review the levels and types of compensation established for the Company's executive officers during the prior year and to establish levels and types of compensation for executive officers for the current year. This review is based generally upon (i) an evaluation of each executive officer's ability to contribute to the success of the Company's pursuit of its short and long-term goals, and (ii) the desire to have some portion of each executive officer's compensation be incentive in nature. In making these and other compensation decisions, the Compensation Committee seeks to integrate the Company's annual and long-term performance goals into the Company's executive compensation structure. Specifically, the Company's executive compensation policy is designed to:

  . Provide compensation levels that are consistent with the Company's business plan, financial objectives and operating performance;

  .  Reward performance that facilitates the achievement of the Company's goals;

  .  Motivate executives to achieve strategic operating objectives;

  . Provide a compensation package for key employees that is competitive with comparable arrangements made with other executives in the software industry; and

  . Align the interests of the Company's executives with those of its stockholders and the long-term interests of the Company by providing long-term incentive compensation in the form of stock options.

    The Compensation Committee has adopted a three-tiered approach to executive compensation that involves base salaries, short-term incentive awards in the form of cash bonuses and long-term incentive awards in the form of stock options. The procedure used to determine the level of each of these components is discussed in more detail below.

    Base Salaries. In preparing its recommendations to the Compensation Committee, management typically considers the base salary levels for officers of other public companies in the software industry holding the same or similar positions as the executive officers of the Company. These companies are not necessarily the same companies whose performance is compared to that of the Company in the Performance Graph included herein. In light of such data, a salary level for each officer is recommended based on the officer's experience level, the scope and complexity of the position held and the officer's performance during the past year, as measured against the average salary for comparable positions. In reviewing management's recommendations and making compensation decisions, the Compensation Committee also takes into account management's desire for the Company to be a low-cost provider of software and e-commerce solutions to the maintenance, repair and operations industry, which requires the Company to keep close control of its selling, general and administrative expenses. Accordingly, total compensation ranges from approximately the 25th to 70th percentile of the target market range for comparable positions, although the Compensation Committee retains the discretion to set base salaries higher than this range if necessary to attract and retain exceptional employees.

    Short-Term Incentive Compensation -- Cash Bonuses. The goal of the short-term incentive component of the Company's compensation packages is to place a meaningful portion of each officer's compensation at risk to encourage and reward a high level of performance each year. For 2000, criteria were applied that differed for each executive depending primarily on the responsibilities of that position.

    Long-Term Incentive Compensation -- Stock Options. The goal of the long-term incentive component of the Company's compensation packages is to secure, motivate and reward officers and to align their interests with the interests of the stockholders through the grant of stock options. Under the Company's stock option plans, the Compensation Committee is authorized to grant incentive and non-qualified stock options to key employees. The number of options granted is based upon the position held by the individual, his or her performance, the prior level of equity holdings by the officer and the Compensation Committee's assessment of the officer's ability to contribute to the long-term success of the Company. No particular weight is given to any single factor. Options granted generally vest in equal annual increments over a period of three to five years and terminate at the end of five or ten years, depending upon the terms of the grant.

    Compensation of the Chief Executive Officer. Dr. Blackwell's salary for 2000 was $221,616, an amount deemed by the Compensation Committee to be approximately in the 25th to 70th percentile of the target market range for chief executive officers of software companies with revenues of $130 million to $200 million. Dr. Blackwell received a bonus of $17,000 for 2000, mainly based on the Company meeting per share estimates, reducing expenses, and generating positive operating cash flows in the fourth quarter of 2000. Additionally, consistent with the goals in the section of this report entitled Long-Term Incentive Compensation -- Stock Options, in 2000, Dr. Blackwell was awarded an incentive stock option to purchase 6,668 shares of Common Stock at an exercise price of $8.18 per share. He also received an award of a non-qualified stock option to purchase 13,332 shares of Common Stock at an exercise price of $7.44 per share.

    Limitations on Deductibility of Compensation. Under the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base. Although the Compensation Committee does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for the Company's executive officers and will seek, where possible, to maintain the deductibility of any such payments.

                                 Members of the 2000 Compensation Committee:

                                 Richard T. Brock
                                 John M. Sterling, Jr.
                                 Kenneth D. Tracy

    The above Report on Executive Compensation of the Compensation Committee of the Board of Directors shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's 2000 Annual Report to Stockholders or its Report on Form 10-K for the fiscal year ended December 31, 2000.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee of the Board of Directors in 2000 were Messrs. Brock, Sterling (Jr.), and Dr. Tracy. In 2001, the Compensation Committee of the Board of Directors consists of Messrs. Brock, Sterling (Jr.), and Talton. During fiscal 2000, the Compensation Committee did not include any member of the Board of Directors who at that time served as an officer or employee of, or a consultant to, the Company. The Company's Chief Executive Officer, Dr. Blackwell, is not a member of the Compensation Committee, but typically participates in its deliberations by making recommendations to the Compensation Committee concerning the performance of the Company's executive officers and recommendations concerning proposed adjustments to their compensation.

Executive Compensation Tables

                      TABLE I - Summary Compensation Table

     The following table presents certain information required by the SEC relating to various forms of compensation awarded to, earned by or paid to the Company's (i) Chief Executive Officer, (ii) Chief Operating Officer, (iii) Chief Financial Officer, (iv) Executive Vice President, Sales and Marketing and (v) Executive Vice President, Business Development during fiscal 2000 (the "Named Executive Officers").

                                                                                                 Long-Term
                                                             Annual Compensation                Compensation
                                                    ------------------------------------    ---------------------
                                                                            Other Annual    Securities Underlying        All Other
    Name and Principal Position(s)       Years      Salary        Bonus     Compensation    Options (# of Shares)      Compensation
    ------------------------------       -----      ------        -----     ------------    ---------------------      ------------
Larry G. Blackwell                        2000    $221,616(1)    $17,000            ---            20,000                 $5,250(2)
    Chairman, President and Chief         1999    $233,280(1)    $ 6,000            ---            30,000                 $5,000(2)
    Executive Officer                     1998    $173,004(1)        ---            ---            26,000                 $5,000(2)

Ralph T. Carter                           2000    $ 71,489(3)    $50,000        $56,696(4)        130,000                    ---
    Chief Operating Officer               1999         ---           ---            ---               ---                    ---
                                          1998         ---           ---            ---               ---                    ---

C. Alex Estevez                           2000    $126,573(5)    $14,000            ---            45,000                 $2,151(2)
    Chief Financial Officer and           1999    $ 99,996(5)    $ 3,000            ---            30,000                 $2,090(2)
    Corporate Secretary                   1998    $ 92,833(5)        ---            ---            15,600                 $1,205(2)

W. Scott Millwood                         2000    $144,729(6)        ---            ---           115,000                 $2,523(2)
    Executive Vice President, Sales       1999    $126,329(6)    $ 3,000            ---            30,000                 $2,381(2)
    and Marketing                         1998    $134,329(6)        ---            ---            25,500                 $2,593(2)

John M. Sterling, III                     2000    $160,623(7)    $14,000            ---            40,000                 $3,944(2)
    Executive Vice President, Business    1999    $135,000(7)        ---            ---            30,000                 $3,750(2)
    Development                           1998    $ 97,840(7)        ---            ---            23,432                 $2,935(2)

--------------------------------------
(1) Includes $10,500 in 2000 (1999: $10,000; 1998: $10,000) deferred at the election of Dr. Blackwell pursuant to the Company's 401(k) plan.
(2) Reflects matching contributions to the Company's 401(k) plan paid by the Company on behalf of the executive officer.
(3) Includes $2,008 deferred at the election of Mr. Carter pursuant to the Company's 401(k) plan. Mr. Carter joined the Company on July 30, 2000. His annualized salary for 2000 would have been $170,004.
(4) Represents reimbursement by Company for moving expenses incurred in 2000; reimbursement paid in January 2001.
(5) Includes $10,500 in 2000 (1999: $10,000; 1998:  $3,675) deferred at the election of Mr. Estevez pursuant to the Company's 401(k) plan.
(6) Includes $10,500 in 2000 (1999: $10,000; 1998: $10,000) deferred at the election of Mr. Millwood pursuant to the Company's 401(k) plan.
(7) Includes $10,500 in 2000 (1999: $10,000; 1998: $7,827) deferred at the election of Mr. Sterling pursuant to the Company's 401(k) plan.

                  TABLE II - Option/SAR Grants in Fiscal 2000

      This table presents information regarding options granted to the Company's Named Executive Officers during fiscal 2000 to purchase shares of the Company's Common Stock. The Company has no outstanding stock appreciation rights (SARs) and granted no SARs during fiscal 2000. In accordance with SEC rules, the table shows the hypothetical gains or option spreads that would exist for the respective options based on assumed rates of annual compound stock price growth of 5% and 10% from the date the options were granted over the full option term.

                              Individual Grants
                           ------------------------
                                         % of Total
                            Number of      Options                                          Potential Realizable
                           Securities    Granted to                                           Value at Assumed
                           Underlying     Employees        Exercise or                     Annual Rates of Stock
                             Options      in Fiscal        Base Price      Expiration        Price Appreciation
          Name             Granted (#)      Year           ($/Share)          Date         For the Option Term(1)
          ----             -----------   ----------        ----------      ----------      ----------------------
                                                                                              5%           10%
                                                                                           --------    ----------
Dr. Blackwell...........      13,332(2)        0.75%         $7.44           12/20/10      $ 62,363    $  158,041
                               6,668(2)        0.38%         $8.18           12/20/05      $ 26,243    $   74,097
                             -------           ----
                              20,000           1.13%

Mr. Carter..............     120,000(3)        6.77%         $8.50             8/2/10      $641,473    $1,625,617
                              10,000(2)        0.56%         $7.44           12/20/10      $ 46,777    $  118,543
                             -------           ----
                             130,000           7.33%

Mr. Estevez.............      25,000(3)        1.41%         $8.50             8/2/10      $133,640    $  338,670
                              20,000(2)        1.13%         $7.44           12/20/10      $ 93,554    $  237,085
                             -------           ----
                              45,000           2.54%

Mr. Millwood............     100,000(3)        5.64%         $8.50             8/2/10      $534,560    $1,354,681
                              15,000(2)        0.85%         $7.44           12/20/10      $ 70,166    $  177,814
                             -------           ----
                             115,000           6.49%

Mr. Sterling............      25,000(3)        1.41%         $8.50             8/2/10      $133,640    $  338,670
                              15,000(2)        0.85%         $7.44           12/20/10      $ 70,166    $  177,814
                             -------           ----
                              40,000           2.26%

---------------------------------
(1) Potential realizable value is based on the assumption that the price of the Common Stock appreciates at the rate shown (compounded annually) from the date of grant to the expiration date. These numbers are presented in accordance with the requirements of the SEC and do not reflect the Company's estimate of future stock price performance.

(2) Option vests in 33% increments on the first, second and third anniversaries of the date of grant (December 20, 2001, 2002, and 2003).

(3) Option vests in 33% increments on the first, second and third anniversaries of the date of grant (August 2, 2001, 2002 and 2003).

                  TABLE III - Option Exercises in Fiscal 2000
                     and Fiscal 2000 Year-End Option Values

     The following table shows the number of options exercised during fiscal 2000 and the number of shares of Common Stock subject to exercisable and unexercisable stock options held by the Company's Named Executive Officers as of December 31, 2000. The table also reflects the values of such options based on the positive spread between the exercise price of such options and $9.75, which was the closing sales price of a share of Common Stock reported on the Nasdaq National Market as of December 29, 2000 (the last trading day of the Company's fiscal year).

                                                     Number of Securities        Value of Unexercised
                                                    Underlying Unexercised       In-the-Money Options
                          Shares                    Options at Year-End (#)          at Year-End(2)
                       Acquired on      Value     --------------------------  --------------------------
        Name           Exercise (#)  Realized(1)  Exercisable  Unexercisable  Exercisable  Unexercisable
        ----           ------------  -----------  -----------  -------------  -----------  -------------
Dr. Blackwell             100,000     $1,368,250      64,465         51,111       $ 49,417       $ 41,292
Mr. Carter                   --           --               0        130,000       $      0       $173,120
Mr. Estevez                  --           --          60,600         85,000       $ 87,200       $110,190
Mr. Millwood                 --           --          81,166        143,334       $ 60,080       $159,680
Mr. Sterling                 --           --         160,765         66,667       $544,260       $ 65,930

---------------------------------
(1) These values have been calculated by subtracting the option exercise price from the market price of the Common Stock on the date of exercise and multiplying that figure by the total number of options exercised. For presentation purposes only, the calculation assumes that all shares acquired on exercise were sold in the open market on the date of exercise. However, Dr. Blackwell did not sell the shares acquired upon exercising these options in 2000, although he made a gift of 5,500 of such shares later in fiscal 2000.

(2) The value of unexercised in-the-money options at December 31, 2000 is calculated as follows: [(Per Share Closing Sales Price on December 29,
    2000) - (Per Share Exercise Price)] X Number of Shares Subject to Unexercised Options. The closing sales price reported by the Nasdaq National Market of the Company's Common Stock for December 29, 2000 was $9.75 per share.

Performance Graph

    The following indexed line graph indicates the Company's total return to stockholders from March 29, 1995, the date on which the Company's Common Stock began trading on the Nasdaq National Market, to December 31, 2000, as compared to the total return for the Nasdaq Composite Index and an index for publicly traded companies in the software industry based on the Standard Industrial Classification 737 for the same period.

                             [GRAPH APPEARS HERE]

                 3/29/1995   6/30/1995   9/29/1995    12/29/1995   3/29/1996   6/28/1996    9/30/1996   12/31/1996
 Nasdaq             100.00      114.45      128.24        129.79      135.87      146.94       152.18       159.68
 SIC 737            100.00      118.61      129.57        135.38      141.74      157.54       160.68       167.07
 Datastream         100.00      158.35      303.33        253.33      290.00      470.00       403.33       240.00

                 3/31/1997   6/30/1997   9/30/1997    12/31/1997   3/31/1998   6/30/1998    9/30/1998   12/31/1998
 Nasdaq             151.01      178.68      208.90        195.57      228.88      235.18       212.20       275.75
 SIC 737            155.11      198.83      217.48        205.34      271.30      300.50       281.93       366.31
 Datastream         213.33      206.67      498.75        413.33      590.00      508.35       465.01       306.67

                 3/31/1999   6/30/1998   9/30/1999    12/31/1999   3/31/2000   6/30/2000    9/30/2000   12/31/2000
 Nasdaq             309.26      338.30      346.72        512.44      575.19      500.10       460.16       308.08
 SIC 737            441.81      459.59      478.60        805.14      795.35      649.23       600.46       370.51
 Datastream         230.00      426.67      350.00        655.01      773.33      333.33       343.33       260.00

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the Shares represented thereby in accordance with their best judgment.

                            SOLICITATION OF PROXIES

     The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. The Company has engaged Corporate Investor Communications, Inc. to assist it in the proxy solicitation process and will pay such firm $4,000 plus reimbursement of reasonable expenses for its services. In addition, directors, officers and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

                              INDEPENDENT AUDITORS

     The firm of KPMG LLP served as the Company's independent auditors for the fiscal year ended December 31, 2000 and the Board of Directors has reappointed this firm as the Company's independent auditors for the fiscal year ending December 31, 2001. A representative of this firm is expected to attend the Annual Meeting to respond to questions from stockholders and to make a statement if he or she so desires.

     Audit Fees. The aggregate fees, including expenses reimbursed, billed by KPMG LLP to the Company for professional services rendered for the audit of the consolidated financial statements of the Company and its subsidiaries for fiscal year 2000, the reviews of the Company's quarterly financial statements during fiscal year 2000 and audit related services were $258,000.

     Financial Information Systems Design and Implementation Fees. There were no fees billed by KPMG LLP to the Company for professional services rendered for: (i) directly or indirectly operating or supervising the operation of the Company's information system or managing the Company's local area network; and
(ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

     All Other Fees. The aggregate fees, including expenses reimbursed, billed by KPMG LLP to the Company for services rendered to the Company and its subsidiaries, other than the services described above, for fiscal year 2000 were $475,000.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Any proposal pursuant to Rule 14a-8 of the Exchange Act that a stockholder may desire to have included in the Company's proxy materials for presentation at the 2002 annual meeting of stockholders must be received by the Company at its executive offices at 50 Datastream Plaza, Greenville, South Carolina 29605,
Attention: Mr. C. Alex Estevez, Chief Financial Officer, on or prior to January 4, 2002.

     Notice of a stockholder proposal submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by the Company after March 20, 2002.

                                 ANNUAL REPORT

     The Company's 2000 Annual Report to Stockholders (which is not part of the Company's proxy soliciting material) is being mailed to the Company's stockholders with this proxy statement.

                              By order of the Board of Directors,

                              /s/ Larry G. Blackwell
                              ----------------------
                              Larry G. Blackwell
                              Chairman, President and Chief Executive Officer

Greenville, South Carolina
May 4, 2001

                                                                      APPENDIX A

                                    CHARTER
                             OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                          OF DATASTREAM SYSTEMS, INC.

                   As Amended and Restated on March 16, 2001
                        (Initially Adopted June 9, 2000)

I.  INTRODUCTION AND PURPOSE

    There shall be a committee of the Board of Directors of Datastream
Systems, Inc. (the "Corporation") known as the Audit Committee (the "Committee"). The Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee's primary objectives are to:

 . Serve as an independent party to monitor the Corporation's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

 .  Make recommendations on selection of outside auditors.

 .  Review and appraise the audit efforts of the Corporation's outside auditors.

 . Provide an open avenue of communication among the outside auditors, financial and senior management and the Board of Directors.

     The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the outside auditors as well as all personnel in the organization. The Committee has the ability to retain, at the Corporation's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  COMPOSITION

     Committee members shall meet the requirements of the Nasdaq Stock Market. The Committee shall be comprised of three or more Independent Directors (as defined in Rule 4200 of the Rules of the Nasdaq Stock Market, Inc.), who are not officers or employees of the Corporation and each of whom is free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

     All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and, the Committee shall have at least one member with past employment experience in finance or accounting, a professional certification in accounting or comparable experience or background which results in the individual's financial sophistication.

     The Board of Directors shall appoint the members of the Committee. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

III.  MEETINGS

     The Committee shall meet at least four times annually, but may meet more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the outside auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chairperson, should communicate with the outside auditors and management quarterly to review the Corporation's financial statements and significant findings based upon the accountants limited review procedures.

IV.  SCOPE OF RESPONSIBILITY

     The Committee's job is one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information about the Corporation than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the outside auditor's work.

     Neither the scope of this Charter, the detail of activities contained herein nor the service of a Board member on the Audit Committee shall operate to expand or enhance the degree of care or diminish any protections or limitation of liability otherwise applicable to the duties of a member of the Board of Directors under Delaware law. Consistent with the General Corporation Law of the State of Delaware, each member of the Audit Committee shall, in the performance of such member's duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

V.   ACTIVITIES

     To fulfill its objectives, the Audit Committee shall:

Documents/Reports Review

1. Review, and recommend to the Board, any updates to this Charter periodically, as conditions dictate.

2. Review and discuss with management the audited annual financial statements and make a recommendation to management regarding whether such financial statements should be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission (the "Commission").

3. Review with management and the outside auditors, if necessary, the unaudited quarterly financial statements prior to filing or distribution.

Outside auditors

4. Periodically consult privately with the outside auditors about internal controls and the matters required to be discussed by Statement on Auditing Standards No. 61.

5. On an annual basis, ensure receipt from the outside auditors of a formal written statement that describes all relationships between the auditors and the Corporation, with all disclosures required by Independence Standards Board Standard No. 1, and discuss with the accountants all significant relationships of the accountants with the Corporation to determine the accountants' independence.

6. Actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

                                      A-2
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7.   Recommend to the Board of Directors the selection of the outside auditors, considering independence and effectiveness, and, as appropriate, approve the fees and other compensation to be paid to the outside auditors.

8. Review the performance of the outside auditors and approve any proposed discharge of the outside auditors when circumstances warrant.

9. Review any significant disagreement between management and the outside auditors in connection with the preparation of the financial statements.

10. Advise the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and the Committee, as representatives of the stockholders, and that the Board of Directors has the ultimate authority and responsibility for selection, evaluation and, where appropriate, replacement of the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

Other

11. Annually prepare a report to stockholders as required by the Commission, to be included in the Corporation's annual proxy statement.

12. Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

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

                             FOLD AND DETACH HERE

                     THIS PROXY IS SOLICITED ON BEHALF OF
              THE BOARD OF DIRECTORS OF DATASTREAM SYSTEMS, INC.

The undersigned stockholder(s) of Datastream Systems, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 4, 2001, and hereby appoints Larry G. Blackwell and C. Alex Estevez, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of the Company to be held at 2:00 p.m. Eastern Standard Time on Friday, June 8, 2001 at The Embassy Suites Hotel, 670 Verdae Boulevard, Greenville, South Carolina, 29607, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below, as proposed by the Company's Board of Directors:

(1) To elect the nominees listed below to serve as the Class II directors of the Company for a term ending in 2004:

               Richard T. Brock
                                     Ira D. Cohen

    [_] FOR the nominees listed above.
                                            [_] WITHHOLD authority to vote for
                                              nominees listed above.

To withhold authority for any individual nominee, write the name of the nominee in the space provided:

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

                             FOLD AND DETACH HERE

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder(s). If no direction is made, it will be voted FOR Proposal 1 above and as the proxies deem advisable on all other matters that may properly come before the meeting or any adjournment thereof of which the Company did not have notice on or before March 25, 2001.

Dated                             , 2001
                                             ----------------------------------
                                                         Signature

                                             ----------------------------------
                                                Signature (if held jointly)
                                                   Title or authority (if
                                                        applicable)

                                             NOTE: Please sign exactly as name
                                             appears hereon. If shares are
                                             registered in more than one name,
                                             the signature of all such persons
                                             are required. A corporation
                                             should sign in its full corporate
                                             name by a duly authorized
                                             officer, stating his or her
                                             title. Trustees, guardians,
                                             executors and administrators
                                             should sign in their official
                                             capacity, giving their full title
                                             as such. If a partnership, please
                                             sign in the partnership name by
                                             an authorized person.